UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite M Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Clark Trevithick 800 Wilshire Boulevard, 12th Floor Los Angeles, CA 90017 (213) 629-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosures set forth in Item 2.03 are incorporated by into this Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On June 18, 2018, Parallax Health Sciences, Inc., a Nevada corporation (the “Company”), issued 12% senior secured convertible promissory notes (the “Notes”) to four accredited investors (the “Holders”) in the aggregate principal sum of $600,000 pursuant to certain note and purchase agreements (the “Note and Purchase Agreement”). The notes carry an interest rate of 12% per annum and mature the earlier of: (a) one-hundred eighty (180) days from the issuance date (the “Maturity Date”) or (b) the date the Company closes a financing in the aggregate of at least $2 Million; (c) the date the Company closes a financing in the aggregate amount of at least $1 Million (the “Acceleration Date”) in which case fifty (50%) of the Principal Sum shall be due on the Acceleration Date and the remainder of the Principal Sum and all interest shall be due on the Maturity Date; provided, however, in the event this Note remains unpaid on the Maturity Date or (d) the date the Company closes a financing in the aggregate amount of less than $1 Million in which case twenty-five (25%) of the Principal Sum shall be due on the Acceleration Date and the remainder of the Principal Sum and all interest shall be due on the Maturity Date and, prior to such Maturity Date no conversion event has occurred pursuant to Section 5 hereof, interest shall accrue from the Maturity Date, compounded annually at a rate equal to the 22% per annum. The Holders shall have the right, at its option, to convert the principal sum and any accrued interest, in whole or part, into shares of the Company’s common stock at any time on or before the Maturity Date. The conversion price shall be ten ($.10) cents per share. Any shares issued upon conversion of the Notes shall have piggyback registration rights in accordance with the Piggyback Registration Rights Agreements (the “Piggyback Registration Rights Agreement”). The Notes are secured by all the personal property of the Company pursuant to the Security Agreements entered into with the Holders (the “Security Agreements”). The Holders were also each issued a three-year warrant to purchase Common Stock (the “Warrant Agreements”) at a purchase price of $0.20 per share. The Note and Purchase Agreements had been amended to increase the amount of the offering from $450,000 to $600,000 (the “Amendment to the Note Purchase Agreement and Note”). The Warrants were amended (the “Amendment to the Warrant Agreements”) whereby the purchase price shall be adjusted from $0.25 per share to $0.20 per share, and; if (i) the Company is not current in its financial reporting requirements with the U.S. Securities and Exchange Commission by August 31, 2018, with a thirty (30) day cure period, the Warrants purchase price shall be adjusted from $0.20 per share to $0.10 per share or (ii) if the Company does not reach $250,000 in recognizable revenues by the end of its financial fiscal quarter ending September 30, 2018, the Warrants purchase price shall be adjusted from $0.20 per share to $0.10 per share.

A form of the Notes, the Security Agreements, the Piggyback Registration Rights Agreements, the Note and Purchase Agreements, the Amendment to Note Purchase Agreement and Note, the Warrant Agreements and the Amendment to the Warrant Agreements are attached to this Current Report on Form 8-K as exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference. The disclosure set forth in this Section 2.03 is intended to be a summary only and is qualified in its entirety by reference to the exhibits.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures set forth in Item 2.03 are incorporated by into this Item 3.02 by reference. The issuance of the Notes and Warrants were made in reliance on exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, on the basis that the Registrant had a pre-existing relationship with the investor and there was no public offering.

ITEM 9.01EXHIBITS

(d) Exhibits

Exhibit 4.1Form of 12% Senior Secured Convertible Note dated June 18, 2018

Exhibit 4.2Form of Security Agreement dated June 18, 2018

Exhibit 4.3Form of Piggyback Registration Rights Agreement dated June 18, 2018

Exhibit 10.1Form Note and Purchase Agreement dated June 18, 2018

Exhibit 10.2Form Amendment to Note Purchase Agreement and Note dated June 18, 2018

Exhibit 10.3Form of Warrant Agreement dated June 18, 2018

Exhibit 10.4Form of Amendment to Warrant Agreement dated June 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Date: June 22, 2018	/s/ Paul R. Arena
By: Paul R. Arena
Its: Chief Executive Officer